UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, Joth Ricci, the President and Chief Executive Officer of Jones Soda Co. (the "Company") delivered written notice to the Board of Directors of the Company of his resignation as President and Chief Executive Officer and a member of the Board of Directors of the Company, effective April 2, 2010. In his resignation letter, Mr. Ricci stated that he is resigning to pursue new career opportunities and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Ricci will continue to serve as the Company's President and Chief Executive Officer, and as a member of the Board of Directors, until the effective date of his resignation.

Item 8.01 Other Events.

On March 9, 2010, the Company issued a press release announcing that it has entered into a letter of intent regarding a possible merger with Reed's, Inc. A copy of the joint press release issued by the Company and Reed's, Inc. is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Joint Press Release of Jones Soda Co. and Reed's, Inc., dated March 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

March 9, 2010	By:	Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release of Jones Soda Co. and Reed's, Inc., dated March 9, 2010.